Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES THIRD QUARTER INCOME

Aiken, South Carolina (October 30, 2024) - Security Federal Corporation (the “Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (the “Bank”), today announced earnings and financial results for the three and nine months ended September 30, 2024.

The Company reported net income available to common shareholders of $2.0 million, or $0.62 per share, for the quarter ended September 30, 2024, compared to $2.1 million, or $0.65 per share, for the third quarter of 2023. Year-to-date net income available to common shareholders was $5.9 million, or $1.83 per common share, for the nine months ended September 30, 2024, compared to $6.6 million, or $2.02 per common share, during the nine months ended September 30, 2023. Both the quarterly and year-to-date decreases in net income available to common shareholders were primarily due to increases in the provision for credit losses and non-interest expense, as well as the payment of preferred stock dividends during 2024, which were partially offset by increases in net interest income and non-interest income.

Third Quarter Comparative Financial Highlights

●	Net interest income increased $964,000, or 10.2%, to $10.4 million during the quarter ended September 30, 2024, compared to $9.4 million during the third quarter of 2023.
●

Total interest income increased $2.7 million, or 16.1%, to $19.5 million while total interest expense increased $1.7 million, or 23.7%, to $9.1 million during the quarter ended September 30, 2024 compared to the same quarter the prior year. The increase in interest income and interest expense was the result of higher market interest rates and increased average interest-earning assets and interest-bearing liabilities.

●

Non-interest income increased $457,000, or 21.1%, to $2.6 million during the quarter ended September 30, 2024 compared to the same quarter in the prior year primarily due to $263,000 and $74,000 increases in trust income and gain on sale of loans, respectively.

●

Non-interest expense increased $389,000, or 4.4%, to $9.3 million during the quarter ended September 30, 2024 compared to the same quarter in the prior year primarily due to an increase in salaries and employee benefits expense.

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	9/30/2024	9/30/2023
Total interest income	$19,531	$16,822
Total interest expense	9,121	7,376
Net interest income	10,410	9,446
Provision for credit losses	580	-
Net interest income after provision for credit losses	9,830	9,446
Non-interest income	2,625	2,168
Non-interest expense	9,313	8,924
Income before income taxes	3,142	2,690
Provision for income taxes	732	568
Net income	2,410	2,122
Preferred stock dividends	415	-
Net income available to common shareholders	$1,995	$2,122
Earnings per common share (basic)	$0.62	$0.65

Year to Date (Nine Months) Comparative Financial Highlights

●	Net interest income increased $1.8 million, or 6.1%, to $30.6 million during the nine months ended September 30, 2024 compared to the same period in the prior year.
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Total interest income increased $10.5 million, or 22.5%, to $57.1 million while total interest expense increased $8.7 million, or 49.0%, to $26.5 million during the nine months ended September 30, 2024 compared to the same period in the prior year.

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Non-interest income increased $780,000, or 11.8%, to $7.4 million during the nine months ended September 30, 2024 compared to the same period in the prior year primarily due to a $480,000 increase in trust income.

●	Non-interest expense increased $1.8 million, or 6.5%, to $28.6 million for the nine months ended September 30, 2024 compared to the same period in 2023.

	Nine Months Ended
(Dollars in Thousands, except for Earnings per Share)	9/30/2024	9/30/2023
Total interest income	$57,071	$46,593
Total interest expense	26,497	17,780
Net interest income	30,574	28,813
Provision for credit losses	1,090	221
Net interest income after provision for credit losses	29,484	28,592
Non-interest income	7,400	6,620
Non-interest expense	28,617	26,863
Income before income taxes	8,267	8,349
Provision for income taxes	1,878	1,775
Net income	6,389	6,574
Preferred stock dividends	512	-
Net income available to common shareholders	$5,877	$6,574
Earnings per common share (basic)	$1.83	$2.02

Credit Quality

●

The Bank recorded a $1.2 million provision for credit losses on loans and a $110,000 reversal of provision for credit losses on unfunded commitments, resulting in a total provision for credit losses of $1.1 million for the first nine months of 2024, compared to $376,000 in provision for credit losses on loans and a $155,000 reversal of provision for credit losses on unfunded commitments, resulting in a total provision for credit losses of $221,000 for the first nine months of 2023.

●	Non-performing assets were $6.8 million at both September 30, 2024 and December 31, 2023, compared to $6.3 million at September 30, 2023.
●	The allowance for credit losses to gross loans was 1.95%, 1.98% and 2.03% at September 30, 2024, December 31, 2023, and September 30, 2023, respectively.

At Period End (dollars in thousands):	9/30/2024	12/31/2023	9/30/2023
Non-performing assets	$6,770	$6,825	$6,339
Non-performing assets to total assets	0.43%	0.44%	0.43%
Allowance for credit losses	$13,604	$12,569	$12,348
Allowance for credit losses to gross loans	1.95%	1.98%	2.03%

Balance Sheet Highlights and Capital Management

●	Total assets were $1.6 billion at September 30, 2024, a year-over-year increase of $99.0 million, or 6.7%.
●	Total loans receivable, net were $686.7 million at September 30, 2024, an increase of $64.2 million during the first nine months of 2024 and a year-over-year increase of $88.7 million.
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Investment securities decreased $28.7 million during the first nine months of 2024 to $672.1 million at September 30, 2024, as maturities and principal paydowns of investment securities exceeded purchases during the nine-month period.

●	Deposits were $1.3 billion at September 30, 2024, an increase of $62.3 million, or 5.2% during the nine months ended September 30, 2024, and a year-over-year increase of $71.3 million, or 6.0%.
●	Borrowings decreased $49.1 million, or 28.9%, during the nine months ended September 30, 2024 to $121.0 million due to the repayment of borrowings with the Federal Reserve Bank Term Funding Program.

Dollars in thousands (except per share amounts)	9/30/2024	12/31/2023	9/30/2023
Total assets	$1,576,326	$1,549,671	$1,477,330
Cash and cash equivalents	132,376	128,284	84,224
Total loans receivable, net	686,708	622,529	598,029
Investment securities	672,054	700,712	705,558
Deposits	1,257,313	1,194,997	1,186,053
Borrowings	120,978	170,035	119,898
Total shareholders' equity	185,081	172,362	158,996
Common shareholders' equity	102,132	89,413	76,047
Common equity book value per share	$31.97	$27.69	$23.46
Total risk based capital to risk weighted assets (1)	19.21%	19.49%	19.33%
CET1 capital to risk weighted assets (1)	17.96%	18.24%	18.08%
Tier 1 leverage capital ratio (1)	10.27%	9.83%	10.11%
(1) - Ratio is calculated using Bank only information and not consolidated information

Security Federal Bank has 19 full-service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: potential adverse impacts to economic conditions in our local market area or other aspects of the Company’s business, operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; changes in management’s business strategies, including expectations regarding key growth initiatives and strategic priorities; legislative or regulatory changes that adversely affect the Company’s business, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations, including disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform critical processing functions for us; pricing of products and services; environmental, social and governance goals and targets; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company does not undertake any responsibility to update or revise any forward-looking statement.